Exhibit 99.1

iCAD Reports Financial Results for First Quarter Ended March 31, 2022

Company to host conference call and webcast today at 4:30 PM ET

NASHUA, N.H. – May 11, 2022 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three months ended March 31, 2022.

Highlights:

•	Commercial reorganization shows early success leading to a ProFound AI® enterprise agreement at a world-renowned academic research institution with multiple locations throughout the U.S.

•	Profound AI® Risk clinical research progresses, with new data to be presented at both the International Workshop on Breast Imaging (IWBI) and the European Congress of Radiology (ECR) in Q2

•

GLIOX trial examining use of Xoft® intraoperative radiation therapy (IORT) for recurrent glioblastoma (GBM) has accelerated with additional patients treated, and customers globally continue to expand use of Xoft electronic brachytherapy (eBx) for the treatment of multiple tumor types, including rectal, head and neck, and various types of brain cancers

•	Launched a new webinar series, “ProFound Insights, ProFound Impact,” which will highlight compelling customer success stories, such as Kettering Health in Ohio and Wake Radiology in North Carolina

“We are currently at an important inflection point that offers significant potential across both sides of our business,” said Stacey Stevens, President and CEO of iCAD, Inc. “With a robust portfolio of world-leading, differentiated solutions in large, under-penetrated markets in the detection segment, and the expansion of Xoft in promising applications such as the treatment of brain tumors in the cancer therapy segment, iCAD is well positioned for sustained growth.”

“Our results this quarter were achieved through solid execution of our strategic plan, which has laid the groundwork for continued success this year. We will continue to leverage the strength of our robust portfolio of powerful solutions and expand access to our innovative technologies via aggressively targeting broader market opportunities and offering more flexible ways for our technologies to meet customer needs,” continued Stevens.

“We remain optimistic as we look ahead, as we believe we now have a stronger commercial infrastructure in place and a solid and growing pipeline to ensure the trajectory we are on will continue to position the organization for success and bring our leading portfolio of innovative solutions into the hands of more clinicians worldwide. I believe that we have the right plans and the right team in place to successfully execute our strategic vision and elevate the Company and our technologies to new heights,” Stevens added.

First Quarter 2022 Financial Results

Total Detection and Therapy revenue for the first quarter of 2022 was $7.5 million, a decrease of $1.1 million, or 13.0%, as compared to the first quarter of 2022, reflecting an 17.9% decrease in product revenue, and a 4.0% decrease in service and supplies revenue.

In $000’s

	Three months ended March 31,
	2022	2021	$ Change	% Change
Product revenue	$4,560	$5,557	$(997)	(17.9)%
Service and supplies revenue	2,963	3,087	(124)	(4.0)%

Total Revenue	$7,523	$8,644	$(1,121)	(13.0)%

Revenue: Cancer detection revenue for the first quarter of 2022, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, decreased by approximately $0.2 million, or 3.5%, to $5.5 million, as compared to the first quarter of 2021. Therapy revenue for the first quarter of 2022, which includes Xoft® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $0.9 million, or 31.6%, to $2.0 million, as compared to the first quarter of 2021.

In $000’s

	Three months ended March 31,
	2022	2021	$ Change	% Change
Detection revenue
Product revenue	$3,864	$4,161	$(297)	(7.1)%
Service and supplies revenue	1,657	1,558	99	6.4%

Detection Revenue	$5,521	$5,719	$(198)	(3.5)%

Therapy revenue
Product revenue	$696	$1,396	$(700)	(50.1)%
Service and supplies revenue	1,306	1,529	(223)	(14.6)%

Therapy Revenue	$2,002	$2,925	$(923)	(31.6)%

Total Revenue	$7,523	$8,644	$(1,121)	(13.0)%

Gross Profit: Gross profit for the first quarter of 2022 was $5.3 million, or 70.6% of revenue, as compared to $6.3 million, or 72.8% of revenue, in the first quarter of 2021.

Operating Expenses: Total operating expenses for the first quarter of 2022 were $8.8 million, a $1.0 million, or 12.9%, increase from $ 7.8 million in the first quarter of 2021.

GAAP Net Loss: Net loss for the first quarter of 2022 was ($3.5) million, or ($0.14) per diluted share, as compared to a net loss of ($1.6) million, or ($0.07) per diluted share, for the first quarter of 2021.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the first quarter of 2022 was ($3.5) million, or ($0.14) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($1.6) million, or ($0.07) per diluted share, for the first quarter of 2021. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended March 31, 2022 and 2021, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the first quarter of 2022 was a loss of ($2.7) million, a $2.1 million increase as compared to the first quarter 2021 Non-GAAP Adjusted EBITDA loss of ($0.4) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended March 31, 2022 and 2021, respectively.

Conference Call

Wednesday, May 11 at 4:30 PM ET

Domestic:	888-506-0062
International:	973-528-0011
Conference ID:	728427
Webcast:	https://www.webcaster4.com/Webcast/Page/2879/45416

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD® is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected benefits of ProFound AI®, the benefits of the Company’s products, external factors affecting the market for our products, behavior of clients and prospective clients, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$29,798	$34,282
Trade accounts receivable, net of allowance for doubtful accounts of $573 in 2022 and $268 in 2021	10,309	8,891
Inventory, net	4,736	4,171
Prepaid expenses and other current assets	3,090	2,962

Total current assets	47,933	50,306

Property and equipment, net of accumulated depreciation of $7,192 in 2022 and $7,106 in 2021	947	882
Operating lease assets	859	1,059
Other assets	104	899
Intangible assets, net of accumulated amortization of $8,776 in 2022 and $8,724 in 2021	640	683
Goodwill	8,362	8,362

Total assets	$58,845	$62,191

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,681	$2,779
Accrued and other expenses	5,128	5,642
Lease payable - current portion	887	889
Deferred revenue	5,765	5,652

Total current liabilities	14,461	14,962

Lease payable, long-term portion	54	266
Convertible debentures payable to non-related parties, at fair value	0	—
Convertible debentures payable to related parties, at fair value	0	—
Deferred revenue, long-term portion	571	441
Deferred tax	6	5

Total liabilities	15,092	15,674

Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $0.01 par value: authorized 60,000,000 shares; issued 25,359,175 as of March 31, 2022 and 25,326,086 as of December 31, 2021.
Outstanding 25,173,344 as of March 31, 2022 and 25,140,255 as of December 31, 2021.	253	253
Additional paid-in capital	301,640	300,859
Accumulated deficit	(256,725)	(253,180)
Treasury stock at cost, 185,831 shares in 2022 and 2021	(1,415)	(1,415)

Total stockholders’ equity	43,753	46,517

Total liabilities and stockholders’ equity	$58,845	$62,191

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Products	$4,560	$5,557
Service and supplies	2,963	3,087

Total revenue	7,523	8,644

Cost of revenue:
Products	1,087	1,409
Service and supplies	1,049	867
Amortization and depreciation	75	79

Total cost of revenue	2,211	2,355

Gross profit	5,312	6,289

Operating expenses:
Engineering and product development	2,275	2,192
Marketing and sales	3,565	3,424
General and administrative	2,931	2,151
Amortization and depreciation	63	55

Total operating expenses	8,834	7,822

Loss from operations	(3,522)	(1,533)

Interest expense	(9)	(112)
Debt issuance costs	—	—
Other income (expense)	(13)	2

Other expense, net	(22)	(110)

Loss before income tax expense	(3,544)	(1,643)

Tax expense	(1)	—

Net loss and comprehensive loss	$(3,545)	$(1,643)

Net loss per share:
Basic	$(0.14)	$(0.07)

Diluted	$(0.14)	$(0.07)

Weighted average number of shares used in computing loss per share:
Basic	25,160	23,929

Diluted	25,160	23,929

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2022	2021

	(in thousands)
Cash flow from operating activities:
Net loss	$(3,545)	$(1,643)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	53	58
Depreciation	86	76
Bad debt provision	305	—
Inventory obsolescence reserve		—
Stock-based compensation	655	935
Deferred tax	1	—
Amortization of debt discount and debt costs	—	12
Interest on settlement obligations		—
Gain on sale of patent		—
Changes in operating assets and liabilities:
Accounts receivable	(1,723)	(622)
Inventory	(565)	647
Prepaid and other assets	653	(89)
Accounts payable	(98)	(1,617)
Accrued expenses	(514)	(1,313)
Deferred revenue	243	(7)

Total adjustments	(904)	(1,920)

Net cash used for operating activities	(4,449)	(3,563)

Cash flow from investing activities:
Additions to patents, technology and other	(10)	—
Additions to property and equipment	(151)	(262)
Acquisition of Radion Inc, and DermEbx	—	—
Acquisition of VuComp M-Vu CAD	—	—

Net cash used for investing activities	(161)	(262)

Cash flow from financing activities:
Proceeds from option exercises pursuant to stock option plans	66	270
Proceeds from issuance of common stock pursuant to Employee Stock Purchase Plans	60	47
Proceeds from issuance of common stock, net	—	23,229
Taxes paid related to restricted stock issuance	—	—
Principal payments of capital lease obligations	—	—
Issuance of stock upon conversion of debentures	—	—
Fair value of convertible debentures	—	—
Proceeds from issuance of common stock, net

Net cash provided by financing activities	126	23,546

(Decrease) increase in cash and cash equivalents	(4,484)	19,721
Cash and cash equivalents, beginning of period	34,282	27,186

Cash and cash equivalents, end of period	$29,798	$46,907

Supplemental disclosure of cash flow information:
Interest paid	$9	$92

Taxes paid	$—	$—

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Interest expense: The Company excludes interest expense which includes interest from debt facility agreements and interest on capital leases from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2022	2021
GAAP Net Loss	$(3,545)	$(1,643)

Interest Expense	9	112
Other (income) expense	13	(2)
Stock Compensation	655	935
Depreciation	86	76
Amortization	53	58
Tax expense	1	—
Litigation related	—	21

Non-GAAP Adjusted EBITDA	$(2,728)	$(443)

	Three Months Ended March 31,
	2022	2021
GAAP Net Loss	$(3,545)	$(1,643)
Adjustments to Net Loss:
Litigation related	—	21

Non-GAAP Adjusted Net Loss	$(3,545)	$(1,622)

Net Loss per share
GAAP Net Loss per share	$(0.14)	$(0.07)
Adjustments to Net Loss (as detailed above)	—	—

Non-GAAP Adjusted Net Loss per share	$(0.14)	$(0.07)